Exhibit 1
                      HORIZON ENERGY DEVELOPMENT, INC.
                                BALANCE SHEET
                                 (Unaudited)


                                                      At December 31, 1999

ASSETS
Current Assets:
   Cash                                                    $ 10,590,289
   Accounts Receivable - Net                                 11,455,677
   Unbilled Utility Revenue                                   2,685,028
   Materials & Supplies                                       5,758,365
   Prepaid Expenses                                             102,156
                                                        ----------------
Total Current Assets                                         30,591,515
                                                        ----------------

Property, Plant & Equipment                                 273,580,156
   Less:  Reserve for DDA                                    77,796,636
                                                        ----------------
                                                            195,783,520
                                                        ----------------

Other Assets                                                 13,408,155
                                                        ----------------

Total Assets                                              $ 239,783,190
                                                        ================


LIABILITIES AND STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750            $ 4,750
Paid-in Capital                                              38,245,591
Retained Earnings                                            (4,700,489)
Cumulative Translation Adjustment                           (13,973,055)
                                                        ----------------
Total Stockholders Equity                                    19,576,797
                                                        ----------------

Long-Term Debt, Net of Current Portion                       40,285,369
Long-Term Debt - Intercompany                                90,000,000
                                                        ----------------
Total Long-Term Debt                                        130,285,369
                                                        ----------------

Minority Interest in Foreign Subsidiaries                    26,368,742
                                                        ----------------

Current and Accrued Liabilities:
   Curent Portion of Long-Term Debt                           9,610,850
   Notes Payable - Intercompany                              29,900,000
   Notes Payable to Banks                                     1,395,284
   Accounts Payable                                          13,431,050
   Accounts Payable - Intercompany                            1,898,263
   Federal Income Taxes Payable                              (1,567,983)
   Other Accrued Liabilities                                  1,826,726
                                                        ----------------
Total Current and Accrued Liabilities                        56,494,190
                                                        ----------------

Deferred Credits:
  Accumulated Deferred Income Taxes                           6,586,069
  Other Deferred Credits                                        472,023
                                                        ----------------
Total Deferred Credits                                        7,058,092
                                                        ----------------

Total Liabilities and Stockholders Equity                 $ 239,783,190
                                                        ================